GAMING AND LEISURE PROPERTIES, INC. REPORTS RECORD THIRD QUARTER 2020 RESULTS
Enters into Exchange Agreement with Caesars Entertainment and New Agreement with Twin River Worldwide Holdings

WYOMISSING, PA — October 27, 2020 — Gaming and Leisure Properties, Inc. (NASDAQ: GLPI) (“GLPI” or the “Company”) today announced record financial results for the third quarter ended September 30, 2020.

Peter Carlino, Chairman and Chief Executive Officer of GLPI, commented, "Our record third quarter financial results highlight our ability to dynamically manage our leading, diversified portfolio of regional gaming assets and support our tenants throughout the pandemic to ensure the ongoing predictability of our rental cash flows. Year-to-date, we have collected over 99% of our contractual rents as our tenants have generated impressive financial results since re-opening and, in many cases, are generating higher cash flows from their properties leased from GLPI, thus increasing the longer-term visibility of our rental receipts. In addition, third quarter results benefited from the variable rent component of certain of our leases as well as strong post-reopening results at Hollywood Casino Baton Rouge and Hollywood Casino Perryville, the gaming properties we own and operate in our taxable REIT subsidiary.

“GLPI’s assets are managed by the industry’s top operators and they have taken prudent steps to fortify their liquidity positions through public market capital raises. At the same time, we also proactively enhanced our financial flexibility and liquidity thereby fortifying the sector's only investment-grade balance sheet. During the third quarter, we issued an additional $200 million of 4.000% senior unsecured notes maturing in 2031 at an effective yield of 3.548% and applied the net proceeds to repay our Term Loan A-1 borrowings. As a result we have no debt maturities before May 2023. Today we announced a transaction with Twin River thereby adding another well-operated, publicly traded tenant relationship to our growing portfolio. In summary, we are confident that the consistent value and cash flows generated by our portfolio as well as our active management of all aspects of our operations and capital structure position us to consistently build value for shareholders.”

Recent Developments

•All of our tenants are current with respect to their rental obligations other than Casino Queen, from whom we are now collecting full rental payments and with whom we continue to work on a deferred rent agreement related to prior closed months. As such, to-date through October we have collected over 99% of our contractual rents.

•As of October 27, 2020, 45 out of our 46 properties, (including those we own and operate in our taxable REIT subsidiaries) have reopened with safety protocols and capacity constraints.

•On October 27, 2020, we entered into an Exchange Agreement with subsidiaries of Caesars Entertainment, Inc. ("Caesars") (Nasdaq: CZR) that own, respectively, the Isle Casino & Hotel, Waterloo, Iowa ("Waterloo") and the Isle Casino & Hotel, Bettendorf, Iowa ("Bettendorf"). Pursuant to the terms of the agreement, Caesars will transfer to us the real estate assets of the Waterloo and Bettendorf properties in exchange for the transfer by us to Caesars of the real property assets of Tropicana Evansville, plus a cash payment of $5.72 million. At the closing of the exchange transaction, which is expected by the end of 2020, the Waterloo and Bettendorf facilities will be added to the Caesars Amended and Restated Master Lease and the rent will increase by approximately $520,000 annually.

•On October 27, 2020, the Company entered into a series of definitive agreements pursuant to which a subsidiary of Twin River Worldwide Holdings, Inc. (“Twin River”) (NYSE: TRWH) will acquire 100% of the equity interests in the Caesars subsidiary that currently operates Tropicana Evansville and the Company will reacquire the real property assets of Tropicana Evansville from Caesars for a cash purchase price of approximately $340.0 million. In addition, the Company entered into a real estate purchase agreement with Twin River pursuant to which we will purchase the real estate assets of the Dover Downs Hotel & Casino, located in Dover, Delaware which is currently owned and operated by Twin River, for a cash purchase price of approximately $144.0 million. At the closing of the transactions which are expected in mid-2021, subject to regulatory approvals, the Tropicana Evansville and Dover Downs Hotel & Casino facilities will be added to a new master lease between us and Twin River (the “Twin River Master Lease”). The Company anticipates that the Twin River Master Lease will have an initial term of 15 years, with no purchase option, followed by four five-year renewal options (exercisable by Twin River) on the same terms and conditions. Rent under the Twin River Master Lease will be $40.0 million annually and is subject to an annual escalator of up to 2% determined in relation to the annual increase in the Consumer Price Index.

•Following regulatory approval late in the second quarter, on September 29, 2020 GLPI acquired Lumière Place Casino and Hotel and entered into a new lease (the "Lumière Place Lease") with Caesars for this asset. The Lumière Place Lease has an initial term that expires on October 31, 2033 and has four separate renewal options of five years each, exercisable at the tenant’s option. The Lumière Place Lease rent is $22.8 million annually and is subject to an annual escalator of up to 2% if certain rent coverage ratio thresholds are met.

•Since re-opening in May and June, respectively, Hollywood Casino Baton Rouge and Hollywood Casino Perryville, the gaming properties we own and operate in our taxable REIT subsidiary, have generated strong financial results. Total third quarter net revenues and adjusted EBITDA from these properties exceeded prior year levels by $2.8 million and $3.3 million, respectively.

•The Company recently received approval from the Louisiana Gaming and Control Board to move the gaming operations of Hollywood Casino Baton Rouge to a landside facility. The project, expected to cost between $21 million and $25 million, will add 38,000 square feet and include a 250-seat entertainment venue and sportsbook. The expansion and land-based facility is expected to be completed in early 2022.

Recent Initiatives to Collaborate with Tenants, Address the Pandemic and Build Future Value

•On October 1, 2020, the Company completed the acquisition from Penn National Gaming, Inc. ("PENN") (Nasdaq: PENN) of the land underlying its gaming facility under construction in Morgantown, Pennsylvania in exchange for $30.0 million in rent credits. The Morgantown land is being leased back to PENN for $3.0 million of annual cash rent, subject to escalation provisions following the opening of the property.

•The Company granted PENN the exclusive right until December 31, 2020 to purchase the operations of Hollywood Casino Perryville, in Perryville, Maryland, for $31.1 million. The closing of such purchase, provided PENN exercises its option, is subject to regulatory approval and is expected to occur during calendar year 2021 on a date selected by PENN with reasonable prior notice to the Company, unless otherwise agreed upon by both parties. Upon closing, the Company is expected to lease the real estate of the Perryville facility to PENN pursuant to a lease providing for initial annual rent of $7.77 million, subject to escalation provisions.

•On October 1, 2020, PENN exercised the next scheduled five-year renewal option under each of its two master leases with the Company. The terms of the master lease covering PENN’s Hollywood Casino at Penn National Racecourse, located in Grantville, Pennsylvania (the "PENN Master Lease"), are expected to be amended to provide the Company with protection from any adverse impact on the lease escalation provisions resulting from decreased net revenues from such facility as a result of the openings of PENN's facilities currently in development in Pennsylvania. The Company also granted PENN the option to exercise an additional five-year renewal term at the end of the lease term for each of the two master leases, subject to certain regulatory approvals.

•In light of the nationwide casino closures earlier this year, the Company does not expect any rent escalators for 2020. The Company's leases contain variable rent which is reset on varying schedules depending on the lease. In the aggregate, the portion of cash rents that are variable represented approximately 16% of GLPI's 2019 full year cash rental income. Of that 16% variable rent, approximately 27% resets every five years which is associated with the PENN Master Lease and the Casino Queen Master Lease, 42% resets every two years and 31% resets monthly which is associated with the PENN Master Lease (of which approximately 47% is subject to a floor or $22.9 million annually for Hollywood Casino Toledo). For the three-month period ended September 30, 2020, the percentage rent from the PENN Master Lease increased by $4.7 million compared to the same period last year due to strong reopening demand at Hollywood Casino Columbus and Hollywood Casino Toledo as well as the benefits experienced at Hollywood Casino Toledo as a result of the extended closures of competing casinos in Detroit, Michigan through August 5, 2020.

•The variable rent resets in the Boyd Gaming Corporation (NYSE: BYD) Master Lease and the Amended Pinnacle Master Lease reset for the two-year period ended April 30, 2020. As a result, reductions of $1.5 million and $5.0 million, respectively, will be incurred in annual variable rent on these respective leases through April 30, 2022. The Meadows Lease variable rent reset occurred in October 2020 and will result in a $2.1 million annual decline. As detailed later in this release, the Company's next variable rent reset on its portfolio of leases does not occur until May 2022.

Balance Sheet Update

•On June 25, 2020, the Company completed an amendment to its credit agreement, which: (i) extended the maturity date of $224.0 million of principal amount of the outstanding Term Loan A-1s from April 28, 2021 to May 21, 2023, which term loans would thereafter be classified as Term Loan A-2s and (ii) increased the principal of the Term Loan A-2s by $200.0 million in the form of incremental term loans.

•On August 18, 2020, GLPI issued an additional $200 million of 4.000% senior unsecured notes maturing on January 15, 2031 at a premium to par. The net proceeds of the borrowings were utilized to repay our Term Loan A-1 borrowings thereby increasing the duration of the Company's debt.

•The aggregate dividends paid on September 25, 2020 was comprised of $26.2 million in cash and $104.7 million in common stock (2,773,450 shares at $37.7635 per share).

Financial Highlights

	Three Months Ended September 30,
(in millions, except per share data)	2020 Actual	2019 Actual
Total Revenue	$307.6	$287.6
Income From Operations	$200.7	187.6
Net Income	$127.1	90.5
FFO (1)	$182.2	145.6
AFFO (2)	$194.6	186.5
Adjusted EBITDA (3)	$265.2	260.5

Net income, per diluted common share	$0.58	$0.42
FFO, per diluted common share	$0.83	$0.68
AFFO, per diluted common share	$0.89	$0.87

(1)  FFO is net income, excluding (gains) or losses from sales of property and real estate depreciation as defined by NAREIT.

(2)  AFFO is FFO, excluding stock based compensation expense, the amortization of debt issuance costs, bond premiums and original issuance discounts, other depreciation, amortization of land rights, straight-line rent adjustments, losses on debt extinguishment, and loan impairment charges, reduced by capital maintenance expenditures.

(3)  Adjusted EBITDA is net income, excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, stock based compensation expense, straight-line rent adjustments, amortization of land rights, losses on debt extinguishment and loan impairment charges.

Dividend
On August 6, 2020, the Company's Board of Directors declared a third quarter dividend of $0.60 per share on the Company's common stock, consisting of a combination of cash and shares of the Company's common stock. The dividend was paid on September 25, 2020, to shareholders of record on August 17, 2020. It is anticipated that the portion of dividends to be paid in shares in the future will be limited to periods during which non-cash rents are realized by the Company.

The Company expects the dividends to be taxable to shareholders, regardless of whether a particular shareholder received a dividend in the form of cash or shares. The Company reserves the right to pay future dividends entirely in cash, and the composition of future dividends with respect to cash and stock will be made by the Board of Directors on a quarterly basis.

Portfolio Update

GLPI's primary business consists of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements. As of September 30, 2020, GLPI's portfolio consisted of interests in 46 gaming and related facilities, including approximately 35 acres of real estate at Tropicana Las Vegas and the Company's wholly-owned and operated Hollywood Casino Baton Rouge and Hollywood Casino Perryville, which are referred to as the "TRS Properties", the real property associated with 32 gaming and related facilities operated by PENN (excluding the Tropicana Las Vegas), the real property associated with 6 gaming and related facilities operated by Caesars, the real property associated with 4 gaming and related facilities operated by Boyd Gaming Corporation, and the real property associated with the Casino Queen in East St. Louis, Illinois. These facilities are geographically diversified across 16 states and contain approximately 24.1 million square feet of improvements.

Conference Call Details

The Company will hold a conference call on October 28, 2020 at 9:00 a.m. (Eastern Time) to discuss its financial results, current business trends and market conditions.

To Participate in the Telephone Conference Call:
Dial in at least five minutes prior to start time.
Domestic: 1-877/407-0784
International: 1-201/689-8560

Conference Call Playback:
Domestic: 1-844/512-2921
International: 1-412/317-6671
Passcode: 13710499
The playback can be accessed through Wednesday November 4, 2020.

Webcast
The conference call will be available in the Investor Relations section of the Company's website at www.glpropinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary software. A replay of the call will also be available for 90 days thereafter on the Company’s website.

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues
Rental income	$267,555	$248,789	$762,711	$745,030
Interest income from real estate loans	5,574	7,206	19,130	21,600
Total income from real estate	273,129	255,995	781,841	766,630
Gaming, food, beverage and other	34,425	31,617	71,163	97,859
Total revenues	307,554	287,612	853,004	864,489

Operating expenses
Gaming, food, beverage and other	18,175	18,549	39,536	56,739
Land rights and ground lease expense	8,084	9,094	21,943	33,572
General and administrative	22,514	15,042	51,725	48,266
Depreciation (1)	58,080	57,302	172,033	183,745
Loan impairment charges	—	—	—	13,000
Total operating expenses	106,853	99,987	285,237	335,322
Income from operations	200,701	187,625	567,767	529,167

Other income (expenses)
Interest expense	(70,179)	(75,111)	(211,657)	(228,362)
Interest income	22	235	491	572
Losses on debt extinguishment	(779)	(21,014)	(18,113)	(21,014)
Total other expenses	(70,936)	(95,890)	(229,279)	(248,804)

Income before income taxes	129,765	91,735	338,488	280,363
Income tax provision	2,639	1,188	2,118	3,773
Net income	$127,126	$90,547	$336,370	$276,590

Earnings per common share:
Basic earnings per common share	$0.58	$0.42	$1.55	$1.29
Diluted earnings per common share	$0.58	$0.42	$1.55	$1.29

(1) Results for the nine month period ended September 30, 2019 included the acceleration of $10.3 million of depreciation expense due to the closure of the Resorts Casino Tunica property.

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Operations
(in thousands) (unaudited)

	TOTAL REVENUES		ADJUSTED EBITDA
	Three Months Ended September 30,		Three Months Ended September 30,
	2020	2019	2020	2019
Real estate	$273,129	$255,995	$254,410	$252,999
GLP Holdings, LLC (TRS)	34,425	31,617	$10,821	7,473
Total	$307,554	$287,612	$265,231	$260,472

	TOTAL REVENUES		ADJUSTED EBITDA
	Nine Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Real estate	$781,841	$766,630	$754,278	$755,477
GLP Holdings, LLC (TRS)	71,163	97,859	$16,626	24,284
Total	$853,004	$864,489	$770,904	$779,761

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
General and Administrative Expense
(in thousands) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Real estate general and administrative expenses	17,081	$9,410	36,727	$31,388
GLP Holdings, LLC (TRS) general and administrative expenses	5,433	5,632	14,998	16,878
Total reported general and administrative expenses (1)	22,514	15,042	51,725	48,266

(1) General and administrative expenses include payroll related expenses, insurance, utilities, professional fees and other administrative costs.

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Current Year Revenue Detail
(in thousands) (unaudited)

Three Months Ended September 30, 2020	PENN Master Lease	PENN Amended Pinnacle Master Lease	CZR Master Lease	Lumiere Place Lease and Loan	BYD Master Lease	BYD Belterra Lease	PENN - Meadows Lease	Casino Queen Lease	Total
Building base rent	$69,851	$56,801	$15,534	$127	$18,911	$668	$3,953	$1,517	$167,362
Land base rent	23,492	17,814	3,340	—	2,946	473	—	—	48,065
Percentage rent	26,044	6,694	3,340	—	2,462	454	2,792	904	42,690
Total cash rental income (1)	$119,387	$81,309	$22,214	$127	$24,319	$1,595	$6,745	$2,421	$258,117
Straight-line rent adjustments	2,231	1,623	229	—	574	(301)	572	—	4,928
Ground rent in revenue	618	1,424	2,117	—	317	—	—	—	4,476
Other rental revenue	—	—	—	—	—	—	34	—	34
Total rental income	$122,236	$84,356	$24,560	$127	$25,210	$1,294	$7,351	$2,421	$267,555
Interest income from real estate loans	—	—	—	5,574	—	—	—	—	5,574
Total income from real estate	$122,236	$84,356	$24,560	$5,701	$25,210	$1,294	$7,351	$2,421	$273,129

Nine Months Ended September 30, 2020	PENN Master Lease	PENN Amended Pinnacle Master Lease	CZR Master Lease	Lumiere Place Lease and Loan	BYD Master Lease	BYD Belterra Lease	PENN - Meadows Lease	Casino Queen Lease	Total
Building base rent	$209,555	$170,401	$46,602	$127	$56,732	$1,114	$11,858	$4,042	$500,431
Land base rent	70,476	53,442	10,020	—	8,839	789	—	—	143,566
Percentage rent	61,691	21,757	10,020	—	7,847	757	8,376	2,260	112,708
Total cash rental income (1)	$341,722	$245,600	$66,642	$127	$73,418	$2,660	$20,234	$6,302	$756,705
Straight-line rent adjustments	6,694	(5,719)	(5,560)	—	(2,022)	(504)	1,717		(5,394)
Ground rent in revenue	1,785	4,349	3,987	—	1,118	—	—	—	11,239
Other rental revenue	—	—	—	—	—	—	161	—	161
Total rental income	$350,201	$244,230	$65,069	$127	$72,514	$2,156	$22,112	$6,302	$762,711
Interest income from real estate loans	—	—		16,976	—	2,154	—	—	19,130
Total income from real estate	$350,201	$244,230	$65,069	$17,103	$72,514	$4,310	$22,112	$6,302	$781,841

(1) Cash rental income for the PENN leases is inclusive of rent credits recognized in connection with the Tropicana Las Vegas transaction which closed on April 16, 2020.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
CONSOLIDATED
(in thousands, except per share and share data) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income	$127,126	$90,547	$336,370	$276,590
Losses (gains) from dispositions of property	4	37	(3)	50
Real estate depreciation (1)	55,098	55,047	163,928	176,290
Funds from operations	$182,228	$145,631	$500,295	$452,930
Straight-line rent adjustments	(4,928)	8,643	5,394	25,930
Other depreciation (2)	2,982	2,255	8,105	7,455
Amortization of land rights	3,021	3,020	9,061	15,516
Amortization of debt issuance costs, bond premiums and original issuance discounts	2,669	2,807	8,032	8,597
Stock based compensation	8,353	3,845	16,652	12,353
Losses on debt extinguishment	779	21,014	18,113	21,014
Loan impairment charges	—	—	—	13,000
Capital maintenance expenditures (3)	(488)	(709)	(1,629)	(2,256)
Adjusted funds from operations	$194,616	$186,506	$564,023	$554,539
Interest, net	70,157	74,876	211,166	227,790
Income tax expense	2,639	1,188	2,118	3,773
Capital maintenance expenditures (3)	488	709	1,629	2,256
Amortization of debt issuance costs, bond premiums and original issuance discounts	(2,669)	(2,807)	(8,032)	(8,597)
Adjusted EBITDA	$265,231	$260,472	$770,904	$779,761

Net income, per diluted common share	$0.58	$0.42	$1.55	$1.29
FFO, per diluted common share	$0.83	$0.68	$2.31	$2.10
AFFO, per diluted common share	$0.89	$0.87	$2.60	$2.58

Weighted average number of common shares outstanding
Diluted	218,847,139	215,325,154	216,912,254	215,217,574

(1) Real estate depreciation expense for the nine month period ended September 30, 2019 included the acceleration of $10.3 million of depreciation expense due to the closure of the Resorts Casino Tunica property.

(2) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries, as well as equipment depreciation from the REIT subsidiaries.

(3) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, AFFO to Adjusted EBITDA and
Adjusted EBITDA to Cash Net Operating Income
Gaming and Leisure Properties, Inc. and Subsidiaries
REAL ESTATE and CORPORATE (REIT)
(in thousands) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income	$125,686	$88,461	$339,475	$269,421
Losses from dispositions of property	—	—	—	8
Real estate depreciation	55,098	55,047	163,928	176,290
Funds from operations	$180,784	$143,508	$503,403	$445,719
Straight-line rent adjustments	(4,928)	8,643	5,394	25,930
Other depreciation (1)	497	497	1,492	1,496
Amortization of land rights	3,021	3,020	9,061	15,516
Amortization of debt issuance costs, bond premiums and original issuance discounts	2,669	2,807	8,032	8,597
Stock based compensation	8,353	3,845	16,652	12,353
Losses on debt extinguishment	779	21,014	18,113	21,014
Loan impairment charges	—	—	—	13,000
Capital maintenance expenditures (2)	(11)	—	(155)	(4)
Adjusted funds from operations	$191,164	$183,334	$561,992	$543,621
Interest, net (3)	65,698	72,276	199,648	219,988
Income tax expense	206	196	515	461
Capital maintenance expenditures (2)	11	—	155	4
Amortization of debt issuance costs, bond premiums and original issuance discounts	(2,669)	(2,807)	(8,032)	(8,597)
Adjusted EBITDA	254,410	252,999	$754,278	$755,477

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Adjusted EBITDA	$254,410	$252,999	$754,278	$755,477
Real estate general and administrative expenses	17,081	9,410	36,727	31,388
Stock based compensation	(8,353)	(3,845)	(16,652)	(12,353)
Losses from dispositions of property	—	—	—	(8)
Cash net operating income (4)	$263,138	$258,564	$774,353	$774,504

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries, as well as equipment depreciation from the REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

(3)  Interest, net is net of intercompany interest eliminations of $4.5 million and $11.5 million for the three months and nine months ended September 30, 2020 compared to $2.6 million and $7.8 million for the corresponding periods in the prior year.

(4)   Cash net operating income is rental and other property income, inclusive of rent credits recognized in connection with the Tropicana Las Vegas transaction less cash property level expenses.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
GLP HOLDINGS, LLC (TRS)
(in thousands) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income	$1,440	$2,086	$(3,105)	$7,169
Losses (gains) from dispositions of property	4	37	(3)	42
Funds from operations	$1,444	$2,123	$(3,108)	$7,211
Other depreciation (1)	2,485	1,758	6,613	5,959
Capital maintenance expenditures (2)	(477)	(709)	(1,474)	(2,252)
Adjusted funds from operations	$3,452	$3,172	$2,031	$10,918
Interest, net	4,459	2,600	11,518	7,802
Income tax expense	2,433	992	1,603	3,312
Capital maintenance expenditures (2)	477	709	1,474	2,252
Adjusted EBITDA	$10,821	$7,473	$16,626	$24,284

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries, as well as equipment depreciation from the REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

Gaming and Leisure Properties, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30, 2020	December 31, 2019

Assets
Real estate investments, net	$7,240,311	$7,100,555
Property and equipment, used in operations, net	89,319	94,080
Tropicana, Las Vegas Investment	305,773	—
Real estate loans	—	303,684
Right-of-use assets and land rights	828,130	838,734
Cash and cash equivalents	105,894	26,823
Prepaid expenses	2,195	4,228
Goodwill	16,067	16,067
Other intangible assets	9,577	9,577
Deferred tax assets	5,654	6,056
Other assets	34,063	34,494
Total assets	$8,636,983	$8,434,298

Liabilities
Accounts payable	$842	$1,006
Accrued expenses	4,643	6,239
Accrued interest	83,165	60,695
Accrued salaries and wages	4,417	13,821
Gaming, property, and other taxes	769	944
Income taxes payable	26	—
Lease liabilities	182,466	183,971
Long-term debt, net of unamortized debt issuance costs, bond premiums and original issuance discounts	5,752,252	5,737,962
Deferred rental revenue	368,850	328,485
Deferred tax liabilities	334	279
Other liabilities	29,943	26,651
Total liabilities	6,427,707	6,360,053

Shareholders’ equity
	00
Preferred stock ($.01 par value, 50,000,000 shares authorized, no shares issued or outstanding at September 30, 2020 and December 31, 2019)	—	—
Common stock ($.01 par value, 500,000,000 shares authorized, 220,697,128 and 214,694,165 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	2,207	2,147
Additional paid-in capital	3,960,861	3,959,383
Retained deficit	(1,753,792)	(1,887,285)
Total shareholders’ equity	2,209,276	2,074,245
Total liabilities and shareholders’ equity	$8,636,983	$8,434,298

Debt Capitalization

The Company had $105.9 million of unrestricted cash and $5.75 billion in total debt at September 30, 2020.  The Company’s debt structure as of September 30, 2020 was as follows:

	Years to Maturity	Interest Rate	Balance
			(in thousands)
Unsecured $1,175 Million Revolver Due May 2023 (1)	2.6	—%	—
Unsecured Term Loan A-2 Due May 2023 (1)	2.6	1.66%	424,019
Senior Unsecured Notes Due November 2023	3.1	5.38%	500,000
Senior Unsecured Notes Due September 2024	3.9	3.35%	400,000
Senior Unsecured Notes Due June 2025	4.7	5.25%	850,000
Senior Unsecured Notes Due April 2026	5.5	5.38%	975,000
Senior Unsecured Notes Due June 2028	7.7	5.75%	500,000
Senior Unsecured Notes Due January 2029	8.3	5.30%	750,000
Senior Unsecured Notes Due January 2030	9.3	4.00%	700,000
Senior Unsecured Notes Due January 2031	10.3	4.00%	700,000
Finance lease liability	5.9	4.78%	893
Total long-term debt			5,799,912
Less: unamortized debt issuance costs, bond premiums and original issuance discounts			(47,660)
Total long-term debt, net of unamortized debt issuance costs, bond premiums and original issuance discounts			5,752,252
Weighted average	6.4	4.64%

(1)  The rate on the term loan facility and revolver is LIBOR plus 1.50%.
(2)  Total debt net of cash totaled $5.65 billion at September 30, 2020.

Rating Agency Update - Issue Rating

Rating Agency	Rating
Standard & Poor's	BBB-
Fitch	BBB-
Moody's	Ba1

Properties

Description	Location	Date Acquired	Tenant/Operator
PENN Master Lease (19 Properties)
Hollywood Casino Lawrenceburg	Lawrenceburg, IN	11/1/2013	PENN
Hollywood Casino Aurora	Aurora, IL	11/1/2013	PENN
Hollywood Casino Joliet	Joliet, IL	11/1/2013	PENN
Argosy Casino Alton	Alton, IL	11/1/2013	PENN
Hollywood Casino Toledo	Toledo, OH	11/1/2013	PENN
Hollywood Casino Columbus	Columbus, OH	11/1/2013	PENN
Hollywood Casino at Charles Town Races	Charles Town, WV	11/1/2013	PENN
Hollywood Casino at Penn National Race Course	Grantville, PA	11/1/2013	PENN
M Resort	Henderson, NV	11/1/2013	PENN
Hollywood Casino Bangor	Bangor, ME	11/1/2013	PENN
Zia Park Casino	Hobbs, NM	11/1/2013	PENN
Hollywood Casino Gulf Coast	Bay St. Louis, MS	11/1/2013	PENN
Argosy Casino Riverside	Riverside, MO	11/1/2013	PENN
Hollywood Casino Tunica	Tunica, MS	11/1/2013	PENN
Boomtown Biloxi	Biloxi, MS	11/1/2013	PENN
Hollywood Casino St. Louis	Maryland Heights, MO	11/1/2013	PENN
Hollywood Gaming Casino at Dayton Raceway	Dayton, OH	11/1/2013	PENN
Hollywood Gaming Casino at Mahoning Valley Race Track	Youngstown, OH	11/1/2013	PENN
1st Jackpot Casino	Tunica, MS	5/1/2017	PENN
Amended Pinnacle Master Lease (12 Properties)
Ameristar Black Hawk	Black Hawk, CO	4/28/2016	PENN
Ameristar East Chicago	East Chicago, IN	4/28/2016	PENN
Ameristar Council Bluffs	Council Bluffs, IA	4/28/2016	PENN
L'Auberge Baton Rouge	Baton Rouge, LA	4/28/2016	PENN
Boomtown Bossier City	Bossier City, LA	4/28/2016	PENN
L'Auberge Lake Charles	Lake Charles, LA	4/28/2016	PENN
Boomtown New Orleans	New Orleans, LA	4/28/2016	PENN
Ameristar Vicksburg	Vicksburg, MS	4/28/2016	PENN
River City Casino & Hotel	St. Louis, MO	4/28/2016	PENN
Jackpot Properties (Cactus Petes and Horseshu)	Jackpot, NV	4/28/2016	PENN
Plainridge Park Casino	Plainridge, MA	10/15/2018	PENN
CZR Master Lease (5 Properties)
Tropicana Atlantic City	Atlantic City, NJ	10/1/2018	CZR
Tropicana Evansville	Evansville, IN	10/1/2018	CZR
Tropicana Laughlin	Laughlin, NV	10/1/2018	CZR
Trop Casino Greenville	Greenville, MS	10/1/2018	CZR
Belle of Baton Rouge	Baton Rouge, LA	10/1/2018	CZR
BYD Master Lease (3 Properties)
Belterra Casino Resort	Florence, IN	4/28/2016	BYD
Ameristar Kansas City	Kansas City, MO	4/28/2016	BYD
Ameristar St. Charles	St. Charles, MO	4/28/2016	BYD
Single Asset Leases
Belterra Park Gaming & Entertainment Center	Cincinnati, OH	10/15/2018	BYD
Lumière Place	St. Louis, MO	10/1/2018	CZR
The Meadows Racetrack and Casino	Washington, PA	9/9/2016	PENN
Casino Queen	East St. Louis, IL	1/23/2014	Casino Queen
TRS Properties
Hollywood Casino Baton Rouge	Baton Rouge, LA	11/1/2013	GLPI
Hollywood Casino Perryville	Perryville, MD	11/1/2013	GLPI
Tropicana Las Vegas	Las Vegas, NV	4/16/2020	PENN

Lease Information

	Master Leases					Single Asset Leases
	PENN Master Lease	PENN Amended Pinnacle Master Lease	Caesars Amended and Restated Master Lease	BYD Master Lease	Belterra Park Lease operated by BYD	PENN-Meadows Lease	Lumière Place Lease operated by CZR	Casino Queen Lease
Property Count	19	12	5	3	1	1	1	1
Number of States Represented	10	8	5	2	1	1	1	1
Commencement Date	11/1/2013	4/28/2016	10/1/2018	10/15/2018	10/15/2018	9/9/2016	9/29/2020	1/23/2014
Initial Term	15	10	20	10 (1)	7.5 (1)	10	13	15
Renewal Terms	20 (4x5 years)	25 (5x5 years)	20 (4x5 years)	25 (5x5 years)	25 (5x5 years)	19 (3x5years, 1x4 years)	20 (4x5 years)	20 (4x5 years)
Corporate Guarantee	Yes	Yes	Yes	No	No	Yes	Yes	No
Master Lease with Cross Collateralization	Yes	Yes	Yes	Yes	No	No	No	No
Technical Default Landlord Protection	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Default Adjusted Revenue to Rent Coverage	1.1	1.2	1.2	1.4	1.4	1.2	1.2	1.4
Competitive Radius Landlord Protection	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Escalator Details
Yearly Base Rent Escalator Maximum	2%	2%	N/A	2%	2%	5% (2)	2%	2%
Coverage as of Tenants' latest Earnings Report (3)	1.33	1.23	1.15	1.41	1.41	1.02	N/A	0.70
Minimum Escalator Coverage Governor	1.8	1.8	N/A (4)	1.8	1.8	2.0	1.2 (5)	1.8
Yearly Anniversary for Realization	November 2020	May 2021	October 2020	May 2021	May 2021	October 2020	October 2021	February 2021
Percentage Rent Reset Details
Reset Frequency	5 years	2 years	N/A	2 years	2 years	2 years	N/A	5 years
Next Reset	November 2023	May 2022	N/A	May 2022	May 2022	October 2020	N/A	February 2024

(1) The initial term of these leases ends on April 30, 2026.

(2) Meadows yearly escalator is 5% until a breakpoint when it resets to 2%.

(3) Information with respect to our tenants' rent coverage was provided by our tenants as of June 30, 2020. GLPI has not independently verified the accuracy of the tenants' information and therefore makes no representation as to its accuracy.

(4) In the third quarter of 2020, an amendment to this Master Lease became effective which extended the initial lease term to 20 years, eliminated the variable rent component in its entirety, and established land base and building base rent at approximately $23.6 million and $62.1 million, respectively, upon the commencement of the third lease year. Upon the commencement of the fifth lease year, fixed escalations will occur on the building base rent that will total 1.25% in the fifth and sixth lease year, 1.75% in the seventh and eighth lease years and 2% in the ninth lease year and each lease year thereafter.

(5) For the first five lease years after which time the ratio increases to 1.8.

Disclosure Regarding Non-GAAP Financial Measures

FFO, FFO per diluted common share, AFFO, AFFO per diluted common share, Adjusted EBITDA and Cash NOI, which are detailed in the reconciliation tables that accompany this release, are used by the Company as performance measures for benchmarking against the Company’s peers and as internal measures of business operating performance, which is used for a bonus metric. The Company believes FFO, FFO per diluted common share, AFFO, AFFO per diluted common share, Adjusted EBITDA and Cash NOI provide a meaningful perspective of the underlying operating performance of the Company’s current business.  This is especially true since these measures exclude real estate depreciation and we believe that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. Cash NOI is rental and other property income, inclusive of rent credits recognized in connection with the Tropicana Las Vegas transaction, less cash property level expenses. Cash NOI excludes depreciation, the amortization of land rights, real estate general and administrative expenses, other non-routine costs and the impact of certain generally accepted accounting principles (“GAAP”) adjustments to rental revenue, such as straight-line rent adjustments and non-cash ground lease income and expense. It is management's view that Cash NOI is a performance measure used to evaluate the operating performance of the Company’s real estate operations and provides investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis.

FFO, FFO per diluted common share, AFFO, AFFO per diluted common share, Adjusted EBITDA and Cash NOI are non-GAAP financial measures that are considered supplemental measures for the real estate industry and a supplement to GAAP measures. NAREIT defines FFO as net income (computed in accordance with GAAP), excluding (gains) or losses from sales of property and real estate depreciation.  We have defined AFFO as FFO excluding stock based compensation expense, the amortization of debt issuance costs, bond premiums and original issuance discounts, other depreciation, the amortization of land rights, straight-line rent adjustments, losses on debt extinguishment, and loan impairment charges reduced by capital maintenance expenditures. We have defined Adjusted EBITDA as net income excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, stock based compensation expense, straight-line rent adjustments, the amortization of land rights, losses on debt extinguishment and loan impairment charges. For financial reporting and debt covenant purposes, the Company includes the amounts of non-cash rents earned in FFO, AFFO, and Adjusted EBITDA. Finally, we have defined Cash NOI as Adjusted EBITDA for the REIT excluding real estate general and administrative expenses and including stock based compensation expense and (gains) or losses from sales of property.

FFO, FFO per diluted common share, AFFO, AFFO per diluted common share, Adjusted EBITDA and Cash NOI are not recognized terms under GAAP. These non-GAAP financial measures: (i) do not represent cash flow from operations as defined by GAAP; (ii) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. In addition, these measures should not be viewed as an indication of our ability to fund all of our cash needs, including to make cash distributions to our shareholders, to fund capital improvements, or to make interest payments on our indebtedness. Investors are also cautioned that FFO, FFO per share, AFFO, AFFO per share, Adjusted EBITDA and Cash NOI, as presented, may not be comparable to similarly titled measures reported by other real estate companies, including REITs, due to the fact that not all real estate companies use the same definitions. Our presentation of these measures does not replace the presentation of our financial results in accordance with GAAP.

About Gaming and Leisure Properties

GLPI is engaged in the business of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including our expectations regarding our receipt of rent payments in future periods, the impact of future transactions and expected future dividend payments. Forward-looking statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including risks related to the following: the effect of pandemics such as COVID-19 on GLPI as a result of the impact of such pandemics on the business operations of GLPI’s tenants and their continued ability to pay rent in a timely manner or at all; GLPI’s ability to successfully consummate the announced transactions with PENN, including the ability of the parties to satisfy the various conditions to closing, including receipt of all required regulatory approvals, or other delays or impediments to completing the proposed transactions; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate its properties, or other delays or impediments to completing acquisitions or projects; GLPI's ability to maintain its status as a REIT; our ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to GLPI; the impact of our substantial indebtedness on our future operations; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to GLPI or persons acting on GLPI’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. GLPI undertakes no obligation to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur as presented or at all.

Contact

Investor Relations – Gaming and Leisure Properties, Inc.
Matthew Demchyk	Joseph Jaffoni, Richard Land, James Leahy at JCIR
T: 610/401-2900	T: 212/835-8500
Email: investorinquiries@glpropinc.com	Email: glpi@jcir.com